Exhibit 99.1

4Front Ventures Announces Fourth Quarter and Full Year 2021 Financial Results and Provides Business Update

2021 Systemwide Pro Forma Revenue1 increased 50% year-over-year to $132.7 million

2021 GAAP revenue increased 81% year-over-year to $104.6 million

2021 Adjusted EBITDA increased 479% year-over-year to $34.0 million

The Company's existing licensed projects at maturity represent a long-term revenue and EBITDA opportunity upwards of $650 million and $250 million, respectively

PHOENIX, Ariz., March 30, 2022 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced its unaudited financial results for the fourth quarter and fiscal year ended December 31, 2021 ("Q4 2021" and "FY 2021"). All financial information is presented in U.S. dollars unless otherwise indicated.

Q4 2021 Highlights

  Systemwide Pro Forma Revenue increased 35% year-over-year, and remained flat sequentially, at $33.8 million
  GAAP revenue increased 68% year-over-year, and 10% sequentially to $28.5 million
  Adjusted EBITDA increased 160% year-over-year to $13.2 million
  Commenced operations at California production facility

FY 2021 Financial Highlights

  Systemwide Pro Forma Revenue increased 50% year-over-year to $132.7 million
  GAAP revenue increased 81% year-over-year to $104.6 million
  Adjusted EBITDA increased 479% year-over-year to $34.0 million, or 32.6% of revenue
  Cash flow from operations increased to $7.4 million in FY 2021 as compared to a loss of $14.0 million in FY 2020
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[1] See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion" below for more information regarding non-GAAP measures referred to herein: Systemwide Pro Forma Revenue and Adjusted EBITDA

Management Commentary

"Our fourth quarter results showed strong year-over-year growth, representing steady execution in the face of macro headwinds and reinforcing our thesis of consistent, low-cost production at scale," said Leo Gontmakher, Chief Executive Officer of 4Front. "2021 saw substantial operational achievements within our company which continue to set the stage for a considerable ramp in production and sales growth through 2022 and beyond."

"The capabilities of our core operating footprint have increased by an order of magnitude with our 170,000 sq. ft. state-of-the-art production facility in Commerce, California up and running smoothly as designed. Following the opening of the facility in November, we have become even more excited as a management team about the multiple growth avenues that have presented themselves in arguably the largest cannabis market in the world. The activity and interest we're seeing after just a few months of operations have us more confident than ever that 4Front is uniquely positioned for success in a California market that we believe is open to consolidation and subsequent streamlining of cost efficiencies."

"Our Commerce facility manufactures cannabis products at considerably low prices, allowing us to buy attractive brands in this highly-fragmented market and make them immediately accretive. The recently announced acquisition of Island Cannabis Co. ('Island') will be a great fit and meets all the criteria we look for in accretive M&A."

"Revenue growth in our Massachusetts operations will be greatly bolstered by the closing of the acquisition of New England Cannabis Corporation ('NECC') in late January, which more than doubled our total flowering canopy and nearly tripled our kitchen, processing and distribution space. Additionally, the cultivation practices developed by the NECC team were already operating at what we believe to be the industry's highest standards. Coupled with our advanced production methodologies, we believe we will be a formidable wholesaler in the competitive Massachusetts market. As the integration of NECC continues to ramp over the coming weeks, we are intent on further increasing the market penetration of our award-winning brands in the state in the near term."

"Our team's hard work in 2021 has laid the groundwork for continued strong growth to take root this year. We anticipate a very active first half of 2022, and we are more confident than ever that we are positioned with the tools, facilities, and teams in place to realize considerable growth and continue to build value for 4Front stakeholders for years to come," he concluded.

Operational Highlights and Current Developments

In Q4 2021, the Company announced its proposed acquisition of NECC, which was subsequently completed in late January 2022 following approval by the Massachusetts Cannabis Control Commission. The acquisition of NECC's state-of-the art 55,000 square foot cultivation and production facility significantly bolsters 4Front's strategic position in the core Massachusetts market and expands the Company's institutional knowledge of lighting, airflow, and fertigation techniques. The transaction enables the broader penetration of 4Front's diverse range of low-cost, high-quality products and brands, and increases its scale to enable wholesale operations in the state.

4Front's production facility in Commerce, California commenced operations in November 2021. In addition to manufacturing 4Front-branded products, the 170,000 square foot facility is designed for open-ended growth, with over $500 million of extensive manufacturing capacity. The Company expects to leverage this facility by accretively layering acquired brands and third-party processing contracts on behalf of partners over the coming quarters.

As announced this afternoon, 4Front has signed a definitive agreement to acquire Island Cannabis Co., a leading California producer of pre-roll, flower, and concentrate products. The transaction represents the first California brand to join 4Front's platform, adding operating talent to the Company's bench and premium flower to its product suite. The acquisition of Island is expected to close in Q2 2022, subject to certain customary closing conditions and approvals.

The ongoing construction of 4Front's cultivation and production facility in Matteson, Illinois remains ahead of schedule. The 250,000 square foot phase one is on track to be completed in Q4 2022 with operations beginning in Q1 2023. 4Front anticipates that the Matteson facility will be a key growth factor in 2023 and beyond as we expand our wholesale business and retail footprint in Illinois.

Q4 and FY 2021 Financial Overview

Systemwide Pro Forma Revenue for Q4 2021 was $33.8 million, up 35% from Q4 2020, and total Systemwide Pro Forma Revenue for FY 2021 was $132.7 million, an increase of 50% from the prior year. GAAP revenue for Q4 2021 was $28.5 million, up 68% from Q4 2020, and total GAAP revenue for FY 2021 was $104.6 million, up 81% from 2020.  While the Company expects pricing in limited license states to naturally become more competitive in future years, 4Front believes wholesale growth in both Massachusetts and Illinois is poised to strengthen over the year as additional retail comes on-line in those under-stored states.

Adjusted EBITDA for Q4 2021 was $13.2 million, up 160% from Q4 2020. Adjusted EBITDA for FY 2021 was $34.0 million, up 479% from the prior year, representing an Annual Adjusted EBITDA margin of 32.6%. Margins were supported by a higher percentage of sales from vertically-integrated operations, and ongoing improvements in cultivation and manufacturing efficiencies are expected to mitigate pricing pressures as markets mature.

As of December 31, 2021, the Company had $22.6 million of cash and $48.3 million of related-party, long-term debt not due until May 2024. As of today the Company has 627,826,303 subordinate voting shares outstanding.

Conference Call Details

The Company will host a conference call and webcast today, Wednesday, March 30, 2022, at 5:00 p.m. ET to review its operational and financial results and provide an update on current business trends.

DATE:	Wednesday, March 30, 2022
TIME:	5:00 p.m. Eastern Time
U.S./CANADA TOLL-FREE DIAL-IN:	1-888-204-4368
CONFIRMATION NUMBER:	2312071
WEBCAST:	The conference call will be broadcast live and available for replay at this link.
REPLAY:	A telephonic replay of the conference call will be available until April 13, 2022. Toll-free replay number: 1-888-203-1112 Replay entry code: 2312071
INTERNATIONAL DIAL-IN ASSISTANCE:	Contact IR@4FrontVentures.com

About 4Front Ventures Corp.

4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator who owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1,800 products, which are strategically distributed through its fully owned and operated "Mission Dispensaries" and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit www.4frontventures.com.

Financial Statements

Announced results for 2021 are preliminary, unaudited and subject to audit adjustment. Amounts expressed in thousands of U.S. dollars except for share and per share data.

4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Unaudited Consolidated Balance Sheets
For the Twelve Months Ended December 31, 2021 and December 31, 2020

	As of December 31,
	2021	2020
ASSETS
Current assets:
Cash	$22,581	$18,932
Accounts receivable, net	1,946	437
Other receivables	289	1,341
Current portion of lease receivables	3,630	3,450
Inventory	20,135	18,037
Current portion of notes receivable	46	264
Prepaid expenses	2,184	2,275
Total current assets	50,811	44,736
Property and equipment, net	42,633	33,618
Notes receivable and accrued interest	63	91
Lease receivables	6,748	7,595
Intangible assets, net	26,246	28,790
Goodwill	23,155	23,155
Right-of-use assets	100,519	62,466
Deposits	5,354	4,305
TOTAL ASSETS	$255,529	$204,756
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$2,111	$4,722
Accrued expenses and other current liabilities	11,455	6,427
Taxes payable	21,301	11,502
Derivative liability	3,502	5,807
Current portion of convertible notes	4,047	1,652
Current portion of lease liability	3,629	1,909
Current portion of contingent consideration payable	—	2,393
Current portion of notes payable and accrued interest	3,653	3,372
Total current liabilities	49,698	37,784
Convertible notes	13,716	14,722
Notes payable and accrued interest from related party	48,266	45,362
Long term notes payable	1,470	1,907
Long term accounts payable	1,200	1,600
Contingent consideration payable	—	3,103
Deferred tax liability	7,162	6,530
Lease liability	93,111	51,545
TOTAL LIABILITIES	214,623	162,553
SHAREHOLDERS' EQUITY
Equity attributable to 4Front Ventures Corp.	274,119	250,583
Additional paid-in capital	52,197	42,116
Deficit	(285,483)	(250,548)
Non-controlling interest	72	52
TOTAL SHAREHOLDERS' EQUITY	40,906	42,203
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$255,529	$204,756

4FRONT VENTURES CORP.
Formerly 4Front Holdings, LLC
Unaudited Consolidated Statements of Operations and Comprehensive Loss
For the Twelve Months Ended December 31, 2021 and December 31, 2020

	For the Years Ended December 31,
	2021	2020
REVENUE
Revenue from sale of goods	$93,387	$46,616
Real estate income	11,179	11,019
Total revenues	104,566	57,635
Cost of goods sold, sale of grown and manufactured products	(36,212)	(11,973)
Cost of goods sold, sale of purchased products	(18,958)	(9,151)
Gross profit	49,396	36,511
OPERATING EXPENSES
Selling and marketing expenses	20,537	23,174
General and administrative expenses	27,782	20,494
Depreciation and amortization	5,102	4,061
Equity based compensation	10,081	5,306
Impairment of goodwill and intangible assets	—	16,748
Foreign exchange (gain) loss	—	(19)
Accretion	—	(643)
Total operating expenses	63,502	69,121
Loss from operations	(14,106)	(32,610)
Other income (expense)
Interest income	15	77
Interest expense	(13,704)	(15,779)
Change in fair value of derivative liability	832	(1,578)
Loss on lease termination	(1,210)	—
Gain on sale leaseback transactions	—	3,345
Gain on restructuring of notes payable	—	380
Gain on extinguishment of debt	—	1,218
Gain on litigation settlement	3,768	—
Loss on investments	—	(759)
Other	16	763
Total other income (expense), net	(10,284)	(12,333)
Net loss before income taxes	(24,390)	(44,943)
Income tax expense	(10,545)	(15,049)
Net loss from continuing operations	(34,935)	(59,992)
Net income from discontinued operations, net of taxes	—	12,987
Net loss	(34,935)	(47,005)
Net income (loss) attributable to non-controlling interest	20	46
Net loss attributable to shareholders	$(34,914)	$(47,051)
Basic and diluted loss per share	$(0.06)	$(0.09)
Weighted average number of shares outstanding, basic and diluted	590,998,816	520,563,800

Note Regarding Non-GAAP Measures, Reconciliation, and Discussion

In this press release, 4Front refers to certain non-GAAP financial measures such as Systemwide Pro Forma Revenue and Adjusted EBITDA. These measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers.

4Front defines Systemwide Pro Forma Revenue as total revenue plus revenue from entities with which the Company has a management contract, or effectively similar relationship (net of any management fee or effectively similar revenue) but does not consolidate the financial results of per U.S. GAAP ASC 810. 4Front considers this measure to be an appropriate indicator of the growth and scope of the business.

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization, share-based compensation expense, other non-cash expenses, and one-time charges related to acquisition costs, financing related costs, extraordinary pre-opening expenses and non-recurring expenses. 4Front considers this measure to be an important indicator of the financial strength and performance of our business.

Systemwide Pro Forma Revenue Reconciliation for the Year Ended December 31, 2021

Revenue (GAAP)	$104,566
Less: Real Estate Income	11,179
Plus: Systemwide Revenue Adjustment	39,263
Systemwide Pro Forma Revenue (non-GAAP)	$132,650

This news release was prepared by management of 4Front Ventures. The Canadian Securities Exchange ("CSE") has not reviewed and does not accept responsibility for the adequacy of this news release. Neither the CSE nor its Regulation Services Provider (as that term is defined in the policies of the CSE) accepts responsibility for the adequacy or accuracy of this release.

This news release does not constitute an offer to sell or a solicitation of an offer to sell any of the securities in the United States.

Forward Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front Ventures' periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front Ventures, statements regarding when or if transactions will close or required conditions to closing will be attained, statements regarding future financial performance of the Company, statements regarding commencement and completion of construction of facilities and distribution of product, the availability of financing, the accretive nature of transactions, the ability to enter into definitive agreements for funding and acquisition opportunities, the impact of the transactions on the current and future business of 4Front and other statements regarding future developments of the business. Although 4Front Ventures has attempted to identify important factors that could cause actual results, performance or achievements to differ materially from those contained in the forward-looking statements, there can be other factors that cause results, performance or achievements not to be as anticipated, estimated or intended, including, but not limited to: dependence on entering into definitive agreements and satisfying closing conditions, obtaining regulatory approvals; and engagement in activities currently considered illegal under U.S. federal laws; change in laws; limited operating history; reliance on management; the impact of Covid-19; requirements for additional financing; competition; hindering market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry; and regulatory or political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front Ventures disclaims any intention or obligation to update or revise such information, except as required by applicable law, and 4Front Ventures does not assume any liability for disclosure relating to any other company mentioned herein. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

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SOURCE 4Front

For further information: 4Front Investor Contacts: Andrew Thut, Chief Investment Officer and Interim Chief Financial Officer, IR@4frontventures.com, 602-633-3067; Brian Pinkston, MATTIO Communications, brian@mattio.com, 703-926-9159; 4Front Media Contacts: Ellen Mellody, MATTIO Communications; ellen@mattio.com, 570-209-2947